As filed with the Securities and Exchange Commission on September 12, 2018.

Registration No. 333-62257
Registration No. 333-72018
Registration No. 333-75240
Registration No. 333-76988
Registration No. 333-101288
Registration No. 333-116245
Registration No. 333-130036
Registration No. 333-130537
Registration No. 333-155777
Registration No. 333-177869
Registration No. 333-199842
Registration No. 333-221242

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Post-Effective Amendment No. 3 to Form S-3 Registration Statement No. 333-155777
Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-130036
Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-199842
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-62257
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-72018
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-75240
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-76988
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-101288
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-116245
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-130537
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-177869
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-221242

UNDER
THE SECURITIES ACT OF 1933

XL GROUP LTD
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of
incorporation or organization)

O’Hara House
One Bermudiana Road
Hamilton, HM08
Bermuda
(441) 292-8515
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

98-1304974
(I.R.S. Employer
Identification Number)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address, including zip code, and
telephone number, including area code, of agent
for service)

XLIT LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands
(State or other jurisdiction of
incorporation or organization)

O’Hara House
One Bermudiana Road
Hamilton, HM08
Bermuda
(441) 292-8515
(Address, including zip code, and
telephone number, including area
code, of registrant’s principal
executive offices)

98-0191089
(I.R.S. Employer
Identification Number)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address, including zip code, and
telephone number, including area code, of
agent for service)

Copies to:
General Counsel O’Hara House One Bermudiana Road Hamilton, HM08 Bermuda (441) 292-8515	George A. Stephanakis, Esq. Cravath, Swaine & Moore LLP CityPoint One Ropemaker Street London EC2Y 9HR, United Kingdom +44 20 7453 1040

Approximate date of commencement of proposed sale to the public:
XL Group Ltd and XLIT Ltd. are hereby amending these registration statements to deregister any securities that had been registered but remain unsold under these registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements of XL Group Ltd, a Bermuda exempted company (“XL Group”), XLIT Ltd., a Cayman Islands exempted company and a wholly owned subsidiary of XL Group (“XL-Cayman”), or their respective predecessors or controlled subsidiaries on Form S-3 (collectively, the “Registration Statements”).

●
Registration Statement No. 333-62257, filed by EXEL Limited (a predecessor to XL Group), with the Securities and Exchange Commission (the “Commission”) on August 26, 1998, covering an aggregate of up to 3,000,000 Class A Ordinary Shares, $0.01 par value per share, of EXEL Limited (which became common shares, $0.01 par value per share, of XL Group (the “Common Shares”));

●
Registration Statement No. 333-72018, filed by XL Capital Ltd (a predecessor to XL Group), XL Finance (UK) plc, XL Capital Trust I, XL Capital Trust II and XL Capital Trust III with the Commission on October 22, 2001, as amended by Amendment No. 1 to such Registration Statement on Form S-3, filed with the Commission on October 24, 2001, covering up to $1,500,000,000 aggregate amount of various securities of such registrants;

●
Registration Statement No. 333-75240, filed by XL Capital Ltd, XL Finance (Europe) plc, XL Capital Trust I, XL Capital Trust II and XL Capital Trust III with the Commission on December 14, 2001, covering up to $1,500,000,000 aggregate amount of various securities of such registrants;

●
Registration Statement No. 333-76988, filed by XL Capital Ltd with the Commission on January 18, 2002, covering an aggregate of up to 1,000,000 Class A Ordinary Shares, $0.01 par value per share, of XL Capital Ltd (which became Common Shares) and accompanying Ordinary Share Purchase Rights;

●
Registration Statement No. 333-101288, filed by XL Capital Ltd, XL Capital Finance (Europe) plc, XL Capital Trust I, XL Capital Trust II and XL Capital Trust III with the Commission on November 18, 2002, as thereafter amended, covering up to $1,934,000,000 aggregate amount of various securities of such registrants;

●
Registration Statement No. 333-116245, filed by XL Capital Ltd, XL Capital Finance (Europe) plc, XL Capital Trust I, XL Capital Trust II and XL Capital Trust III with the Commission on June 7, 2004, as amended by Amendment No. 1 to such Registration Statement on Form S-3, filed with the Commission on August 4, 2004, covering up to $1,934,000,000 aggregate amount of various securities of such registrants;

●
Registration Statement No. 333-130036, filed by XL Capital Ltd, XL Capital Finance (Europe) plc, XL Capital Trust I, XL Capital Trust II and XL Capital Trust III with the Commission on December 1, 2005, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-3, filed with the Commission on December 20, 2005, covering an unspecified aggregate amount of various securities of such registrants;

●
Registration Statement No. 333-130537, filed by XL Capital Ltd with the Commission on December 20, 2005, covering an aggregate of up to 1,000,000 Class A Ordinary Shares, $0.01 par value per share, of XL Capital Ltd (which became Common Shares) and accompanying Ordinary Share Purchase Rights;

●
Registration Statement No. 333-155777, filed by XL Group plc, XL Capital Finance (Europe) plc and XL Group with the Commission on November 28, 2008, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-3, filed with the Commission on July 1, 2010, and as further amended by Post-Effective Amendment No. 2 to such Registration Statement on Form S-3, filed with the Commission on September 27, 2011, covering an unspecified aggregate amount of various securities of such registrants;

●	Registration Statement No. 333-177869, filed by XL Group plc and XL-Cayman with the Commission on November 9, 2011, covering an unspecified aggregate amount of various securities of such registrants;
●
Registration Statement No. 333-199842, filed by XL Group, XL Group plc and XL-Cayman with the Commission on November 4, 2014, as amended by Post-Effective Amendment No. 1 to such Registration Statement on Form S-3, filed with the Commission on July 25, 2016, covering an unspecified aggregate amount of various securities of such registrants; and

●	Registration Statement No. 333-221242, filed by XL Group and XL-Cayman with the Commission on October 31, 2017, covering an unspecified aggregate amount of various securities of such registrants.

On March 5, 2018, XL Group entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among XL Group, AXA SA, a French société anonyme (“AXA”), and Camelot Holdings Ltd., a Bermuda exempted company and a wholly owned subsidiary of AXA (“Merger Sub”). On September 12, 2018, pursuant to the Merger Agreement, Merger Sub was merged with and into XL Group (the “Merger”), with XL Group surviving the Merger as a wholly owned subsidiary of AXA.

In connection with the Merger, XL Group and XL-Cayman are terminating all offerings of their securities registered pursuant to the Registration Statements. XL Group and XL-Cayman are filing these Post-Effective Amendments to hereby terminate the effectiveness of each of the Registration Statements and remove from registration any and all securities registered under each of the Registration Statements but that remain unsold as of the date hereof. This filing is made in accordance with an undertaking made by XL Group or XL-Cayman, as applicable, in the Registration Statements to remove from registration by means of a post-effective amendment any securities that remain unsold at the termination of the offerings.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, XL Group certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on September 12, 2018.

XL GROUP LTD

By:	/s/ Stephen Robb
	Name:	Stephen Robb
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, XL-Cayman certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on September 12, 2018.

XLIT LTD.

By:	/s/ Stephen Robb
	Name:	Stephen Robb
	Title:	Director

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.